Exhibit 99.1

authID.ai Announces Financial and Operating Results for the

First Quarter Ended March 31, 2022

Management to Host Conference Call Today at 5:30 p.m. EDT

LONG BEACH, NY – May 9, 2022 — authID.ai (Nasdaq: AUID) a leading provider of secure, mobile, biometric identity authentication solutions, today reported financial and operating results for the first quarter ended March 31, 2022.

“The first quarter marked key accomplishments, including adding new customers in FinServ, FinTech, and healthcare, expanding our channel partner integrations including Microsoft, and growing our sales funnel, that all bode well for our continued growth and expansion,” said Tom Thimot, CEO of authID.ai. “Further, the securing of financing of $22.5 million in March supports our growth initiatives. We reiterate our guidance of targeting positive cash flow by the time we enter 2024.

“With this progress, we will commence the processes necessary to exit our legacy South Africa and Colombia businesses, and continue focusing on the continued investment in our Verified biometric identity opportunities,” continued Thimot.

Financial Results for the First Quarter Ended March 31, 2022:

●	Total revenue was $0.6 million for the first quarter ended March 31, 2022, compared with $0.6 million for the first quarter of 2021.

●	Net loss was $5.3 million for the first quarter ended March 31, 2022, compared with a net loss of $2.5 million for the first quarter of 2021.

●	Net loss per share was $0.22 for the first quarter ended March 31, 2022, compared with net loss per share of $0.13 for the first quarter of 2021.

●	Adjusted EBITDA loss was $2.9 million for the first quarter ended March 31, 2022, compared with a loss of $1.3 million for the first quarter 2021.

●	The increase in net loss and Adjusted EBITDA loss was principally related to increased investments in technology, marketing, and sales, compared with the first quarter of 2021.

●	On March 21, completed a $22.5 million financing package that is expected to support authID’s projected working capital needs through 2023.

Please refer to Table 1 for reconciliation of net loss to Adjusted EBITDA loss (a non-GAAP measure).

Highlights and Accomplishments for the First Quarter of 2022 and Subsequently:

●	Signed agreements with a US medical certifying board, a FinTech provider of tax information to more than 50 lenders, and a lending platform for medical professionals to integrate authID's Verified™ products, including automated identity verification and facial biometric authentication.

●	Through US channel partners, added several FinTech customers who offer consumer, auto and medical lending to reduce identity fraud in digital customer onboarding.

●	In February, joined the Microsoft Partner Network by integrating authID’s Verified CloudConnect™ with Microsoft Office 365 and Azure via Active Directory Federation Services. Verified CloudConnect™ will now enable Microsoft Office 365 and Azure users to access strong multi-factor authentication.

●	In February, received a Notice of Allowance from the U.S. Patent and Trademark Office for a patent that will be issued May 10 to protect the multi-party, multi-factor authentication, transaction authorization method that is critical to Verified’s step-up authentication process. The process combines an account holder’s explicit consent for a transaction with identity verification, and secures it with a unique digital signature, thereby creating an unchallengeable audit trail for all parties.

●	In March, was named the 2022 winner of the “Best ID Management Platform” by FinTech Breakthrough Awards, an independent market intelligence organization that recognizes the top companies, technologies and products in the global FinTech market today.

●	In April, named Joe Trelin, former CLEAR executive, to authID’s Board of Directors. Trelin brings to authID deep industry experience in technology product management as well as systems, platform, and application, and business development.

●	On April 26, announced the planned retirement of CFO Stuart Stoller, who will remain on as a consultant, and the appointment of his successor, Annie Pham as CFO, in June. Pham brings deep experience across all aspects of finance, and has particular expertise in the software, subscription and SaaS industries, where she has scaled teams and best practices in finance to support billions of dollars in rapid revenue growth at major corporations.

●	In May, achieved ISO 30107-3 Level 2 standard for Presentation Attack Detection for the company’s Verified™ platform, which successfully recognized and prevented more than 700 presentation attacks for a 0% failure rate. This successful independent testing demonstrates the additional fraud protection and security authID can provide to its customers.

Today’s Conference Call and Webcast

The Company will host a webcast and conference call today at 5:30 p.m. EST. To listen to the webcast and view the presentation, investors can follow this link: https://edge.media-server.com/mmc/p/3sjqwpia.

The slides can be accessed via authID.ai’s Investor Relations web page at: https://investors.authid.ai/. To participate in the live call, investors can use the following dial in numbers with the Conference ID: 8076654:

●	US/CANADA Participant Toll-Free Dial-In Number: (844) 281-3631

●	US/CANADA Participant International Dial-In Number: (225) 239-4724

A replay of the conference call will be available for seven days, through May 16 at 5:30pm EDT, by dialing: (855) 859-2056 or (404) 537-3406 and referencing Conference ID: 8076654. The presentation will also be available for 90 days on the IR section of the company’s website at: https://investors.authid.ai/

About authID.ai

authID.ai (Nasdaq: AUID), formerly Ipsidy, provides secure, mobile, biometric identity verification software products through an easy-to-integrate Identity as a Service (IDaaS) platform. authID.ai’s suite of self-service biometric identity proofing and authentication solutions frictionlessly eliminate passwords through a consent-based facial matching system. authID’s mission is to enable every organization to recognize their customers, workforce, and other users instantly, without friction or loss of privacy. Powered by sophisticated biometric and artificial intelligence technologies, authID.ai aims to strengthen security and trust between businesses and their customers. We Are Digital Identity. For more information, go to www.authid.ai.

Forward-Looking Statements

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both Ipsidy Inc. dba authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID.ai’s present and future business strategies, and the environment in which authID.ai expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2021 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID.ai expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contacts:

Grace DeFries authID.ai SVP, Marketing Communications & Investor Relations investor-relations@authID.ai	Ina McGuinness The Bliss Group 805.427.1372

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA Loss

	For the Quarter Ended
	March 31, 2022	March 31, 2021
	(Unaudited)
Net loss	$(5,300,728)	$(2,489,999)

Add Back:

Interest Expense	33,221	297,438
Other expense/(income)	(5,151)	(1,537)
Severance cost	150,000	-
Depreciation and amortization	243,678	309,829
Taxes	6,321	7,188
Impairment loss	143,703	-
Stock compensation	1,866,989	626,579

Adjusted EBITDA (Non-GAAP)	$(2,861,967)	$(1,250,502)

IPSIDY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Revenues:
Products and services	$607,362	$575,913
Lease income	-	13,086
Total revenues, net	607,362	588,999

Operating Expenses:
Cost of Sales	184,086	216,144
General and administrative	4,764,349	1,927,926
Research and development	537,883	322,010
Impairment loss	143,703	-
Depreciation and amortization	243,678	309,829
Total operating expenses	5,873,699	2,775,909

Loss from operations	(5,266,337)	(2,186,910)

Other Expense:
Other income	5,151	1,537
Interest expense, net	(33,221)	(297,438)
Other income expense, net	(28,070)	(295,901)

Income loss before income taxes	(5,294,407)	(2,482,811)

Income Tax Expense	(6,321)	(7,188)

Net loss	$(5,300,728)	$(2,489,999)

Net Loss Per Share - Basic and Diluted	$(0.22)	$(0.13)

Weighted Average Shares Outstanding - Basic and Diluted	23,563,852	19,758,957

IPSIDY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current Assets:
Cash	$13,795,772	$6,037,983
Accounts receivable, net	186,366	137,823
Inventory	397,870	153,149
Other current assets	624,159	597,640
Total current assets	15,004,167	6,926,595

Property and Equipment, net	97,934	118,531
Other Assets	468,626	69,198
Intangible Assets, net	2,166,119	2,532,453
Goodwill	4,183,232	4,183,232
Total assets	$21,920,078	$13,830,009

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,905,566	$2,013,460
Notes payable obligation, current portion	-	1,579
Capital lease obligation, current portion	-	10,562
Convertible debt	662,000	662,000
Deferred revenue	402,495	246,830
Total current liabilities	2,970,061	2,934,431

Convertible debt	7,464,267	-

Total liabilities	10,434,328	2,934,431

Commitments and Contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 24,672,522 and 23,294,024 shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	2,467	2,329
Additional paid in capital	132,439,724	126,581,702
Accumulated deficit	(121,200,667)	(115,899,939)
Accumulated comprehensive income	244,226	211,486
Total stockholders’ equity	11,485,750	10,895,578
Total liabilities and stockholders’ equity	$21,920,078	$13,830,009